SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                               AMENDMENT NO. 1 TO
                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        FIRST TRUST EXCHANGE-TRADED FUND
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                           See Exhibit 1
----------------------------------------  ------------------------------------
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


  120 East Liberty Drive, Suite 400, Wheaton, Illinois         60187
--------------------------------------------------------  ----------------
        (Address of Principal Executive Offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

   Common Shares of Beneficial Interest,        The NASDAQ Stock Market LLC
         $.01 par value per share,
                    of
     First Trust Capital Strength ETF,
formerly known as the First Trust Strategic
             Value Index Fund

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[_]

Securities Act registration statement file number to which this form relates:
333-125751.


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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                      TITLE OF EACH CLASS TO BE REGISTERED



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust Capital Strength ETF, formerly known as the First Trust Strategic Value Index Fund (the "Fund"), a series of the First Trust Exchange-Traded Fund (the "Registrant"). An application for listing of the Shares of the Fund has been filed with and approved by The NASDAQ Stock Market LLC. A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-125751 and 811-21774), filed with the Securities and Exchange Commission on April 30, 2013, as supplemented on June 3, 2013. Such description is incorporated by reference herein.

ITEM 2.      EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         FIRST TRUST EXCHANGE-TRADED FUND



                                         By: /s/ W. Scott Jardine
                                             ----------------------------------
                                             W. Scott Jardine, Secretary

May 31, 2013

                                   Exhibit 1

-------------------------------------  -----------------------------------------
                FUND                      I.R.S. EMPLOYER IDENTIFICATION NO.
-------------------------------------  -----------------------------------------
First Trust Capital Strength ETF,                     20-4839240
formerly known as the First Trust
Strategic Value Index Fund